EXHIBIT 99.1 Redington, Inc. 49 Richmondville, Westport, CT 06880 News From:

Contact:	Carlton E. Turner, PhD	Thomas Redington
	Chief Executive Officer	Redington, Inc.
	Carrington Laboratories, Inc.	203/222-7399
	972/518-1300 or 800/527-5216	212/926-1733
Carrington Reports First Quarter 2008 Results
Major Shift In Business Strategy Puts Singular Focus
On Vaccine, Drug Delivery And Adjuvant Technologies
Conference Call Scheduled For 4:30 pm Eastern Today
IRVING, TX MAY 15, 2008 — Carrington Laboratories, Inc. (OTC: CARN.OB) today reported total revenue from continuing operations for the quarter ended March 31, 2008 of $1.6 million compared to revenue of $1.7 million in the year-ago period, a decrease of 6.6 percent. DelSite grant revenue for the quarter increased 96.4 percent to $440,000 from $224,000 a year ago. The increased grant revenue was due to the timing of grant-related studies.
Net loss from continuing operations for the first quarter of 2008, including $649,000 of net funding of the Company’s wholly-owned drug delivery subsidiary DelSite Biotechnologies, Inc., was $1.6 million, or 14 cents per basic and diluted share, compared to a net loss of $2.6 million, or 24 cents per basic and diluted share, in the prior year period. Pro forma loss for the quarter, exclusive of DelSite net funding, was $949,000 compared to a $1.8 million pro forma loss in the prior year’s period.
The quarter just ended is the first reflecting a strategic decision to focus solely on the development and promotion of DelSite’s natural complex carbohydrate polymer technologies for enhancing the administration, effectiveness and stability of vaccine and therapeutic products. The company is in the process of selling assets supporting its U.S. packaged product manufacturing operations which accounted for 70 percent of 2007’s $21.8 million of revenue and 64 percent of 2007’s SG&A expenses.
“We are executing a major overhaul of our business, divesting unprofitable operations and focusing all of our energies and resources on DelSite’s vaccine, drug delivery and adjuvant technologies which are advancing in the clinic and showing signs of significant future potential,” said Carlton E. Turner, PhD, Carrington’s chief executive officer “We plan to initiate a first-in-man Phase I clinical trial later this year with a non-egg-based bird flu antigen (H5N1) and DelSite’s dry powder nasal delivery platform. In addition, DelSite’s technologies are being evaluated by more than a dozen small and large pharmaceutical companies, the International Vaccine Institute, and the U.S. Government,” he added. As previously announced, the Board of Directors, in conjunction with outside advisors, is reviewing a range of strategic options to help address the company’s liquidity concerns.

Conference Call Today
Investors are invited to listen to today’s conference call at 4:30 p.m. Eastern, 3:30 p.m. Central, by dialing 866-800-8651 in the US or 617-614-2704 internationally. The pass code is 82605206. The call is also being webcast by CCBN and may be accessed at Carrington’s web site at http://www.carringtonlabs.com. A replay of the call will be available a few hours after the call concludes by dialing 888-286-8010 in the US and 617-801-6888 internationally. The pass code for the replay is 12687561.
The web cast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors may listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors may access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).
About Carrington
Carrington Laboratories, Inc. is an ISO 9001-certified, research-based, biopharmaceutical company currently utilizing naturally-occurring complex carbohydrates technology at its DelSite Biotechnologies subsidiary to develop its proprietary GelSite® technology designed for controlled release of peptide and protein-based drugs. Carrington’s technology is protected by more than 130 patents in 26 countries. Manufacturing operations comply with cGMP standards. For more information, visit www.carringtonlabs.com.
Non-GAAP Financial Information
This press release contains the non-generally accepted accounting principle financial measure of Pro forma loss which is defined as net loss excluding net DelSite expenses. The amounts included in the calculation of this measure are computed in accordance with generally accepted accounting principles (GAAP). We believe this measure is useful to investors because it may provide users of this financial information with a meaningful measure of the Company’s profitability before funding the research and development activities of its DelSite subsidiary. Pro forma loss is not a measure of financial performance under GAAP and thus should not be considered in isolation. Furthermore, it should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of this measure to net loss is included in the following tables.
Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: the Company’s ability to overcome its liquidity issues; subsequent changes in plans by the Company’s management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company’s filings with the Securities & Exchange Commission, including the Form 10-K filed March 31, 2008.

CARRINGTON LABORATORIES, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues:
Net product sales	$1,017	$1,343
Grant income	440	224
Royalty income	104	104

Total revenues	1,561	1,671

Costs and expenses:
Cost of product sales	745	742
Selling, general and administrative	374	337
Research and development-DelSite	1,089	1,076
Other income	(1,573)	—
Interest expense, net	1,081	332

Loss from continuing operations before income taxes	(155)	(816)
Benefit for income taxes	—	—

Loss from continuing operations	(155)	(816)
Loss from discontinued operations, net of taxes	(1,443)	(1,814)

Net loss	$(1,598)	$(2,630)

Basic and diluted net loss per share - continuing operations	$(0.01)	$(0.07)

Basic and diluted net loss per share - discontinued operations	$(0.13)	$(0.17)

Basic and diluted net loss per share - net loss	$(0.14)	$(0.24)

Basic and diluted average shares outstanding	11,064	10,900

Reconciliation of Non-GAAP Financial Measures:
Net loss	(1,598)	(2,630)
Less: DelSite grant income	440	224
Plus: DelSite expenses	1,089	1,076

Pro forma loss	(949)	(1,778)

CARRINGTON LABORATORIES, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$944	$1,185
Accounts receivable, net	1,566	2,348
Inventories, net	1,792	1,433
Prepaid expenses	505	147
Assets from discontinued operations	3,681	2,774

Total current assets	8,488	7,887
Cash, restricted	489	489
Property, plant and equipment, net	3,991	4,231
Other assets, net	1,394	1,558

Total assets	$14,362	$14,165

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Line of credit	$1,840	$2,990
Accounts payable	2,805	1,697
Accrued liabilities	2,155	1,437
Current portion of long-term debt and capital lease obligations	3,833	4,167
Deferred revenue	1,943	485
Liabilities related to assets from discontinued operations	285	265

Total current liabilities	12,861	11,041
Long-term debt and capital lease obligations, net of debt discount	4,732	4,892
Commitments and contingencies	—	—
Shareholders’ (Deficit):
Common stock	111	110
Capital in excess of par value	61,417	61,283
Accumulated deficit	(64,756)	(63,158)
Treasury stock at cost	(3)	(3)

Total shareholders’ deficit	(3,231)	(1,768)

Total liabilities and shareholders’ deficit	$14,362	$14,165

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